Exhibit 10.2

                              CALL OPTION AGREEMENT


     This CALL OPTION AGREEMENT (the "Agreement") is made and entered into as of the ____ day of _____________, 200__ by and among Appalachian Bancshares, Inc., a corporation organized and existing under the laws of the State of Georgia (the "Company"), with its principal office located in Ellijay, Georgia, and _______________________________ ("Holder").

                                    RECITALS:

     WHEREAS, the Company desires to sell, and Holder desires to purchase, shares of common stock of the Company, in a private placement of said shares which is exempt from registration under applicable federal and state securities laws (the "Shares"); and

     WHEREAS, it is the intention of the parties hereto that the Company, subject to its compliance with applicable laws and regulations (including the regulations of the Board of Governors of the Federal Reserve System and the Georgia Department of Banking and Finance), shall retain the right to repurchase the Shares in the future;

     NOW, THEREFORE, for and in consideration of the promises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:


1. The Company's Right to Require Holder to Transfer all Shares to the Company for Cash. From and after the date hereof, and subject to the requirements of applicable law and regulations, including the regulations of the Board of Governors of the Federal Reserve System and the Georgia Department of Banking and Finance (including any notice requirements related thereto), the Company shall have the right, but not the obligation, to require Holder to sell any and all Shares held by Holder to the Company for cash consideration, at a price, per share, equal to the Current Value (as defined below). The Company may exercise this call option by giving written notice of such exercise to Holder, not less than thirty (30) days nor more than sixty (60) days, prior to the date on which the Company desires to conclude the purchase. Such notice shall specify the closing date of this purchase and sale.

2. Current Value. The Current Value of the Shares shall be determined by mutual agreement of the Company and Holder; provided, however, in the event that such parties cannot agree upon a Current Value for the Stock within thirty (30) days following delivery of written notice from the Company that it intends to exercise its option, then, upon the written request of either such party, the Current Value shall be determined by an independent appraiser to be mutually selected by such parties. If, within ten (10) days after the delivery of such written request, the parties to such purchase and sale have not agreed on a single appraiser, then a nationally known firm of independent certified public accountants, with no prior affiliation with the Company or Holder, selected by the Company, shall determine the Current Value, and such accountants' determination shall be final and binding upon the parties. The parties to such purchase and sale shall each bear fifty percent 50% of the cost of such appraisal. The appraisal shall value the Company as a whole, on a going concern basis, including goodwill.

     Notwithstanding any provision of this Agreement to the contrary, the Current Value of the Shares, whether determined by mutual agreement of the parties or by an independent appraiser, shall not be less than an amount equal to the purchase price paid by Holder for the Shares, plus an amount equal to 5 percent (5%) per annum of such purchase price, computed to, and including, the date of closing of the purchase and sale of the Shares as contemplated hereby. If the Current Value shall be determined to be greater than the purchase price paid by Holder for the Shares, plus an amount equal to 5 percent (5%) per annum of such purchase price, then the Current Value shall be such greater amount.

3. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given upon the first to occur of the following: (i) when personally delivered; (ii) three (3) business days after mailing, postage prepaid, by certified mail; or (iii) when delivered (as evidenced by a receipt) by a nationally recognized overnight delivery service, addressed in each case as follows:

         If to the Company, to:

                  Appalachian Bancshares, Inc.
                  Attn: Tracy R. Newton, President & CEO
                  829 Industrial Boulevard
                  Ellijay, Georgia 30540


         If to Holder, to:

                  =================================
                  =================================


         with a copy in like manner to:

                  Smith, Gambrell & Russell, LLP
                  Attn: W. Thomas King
                  Suite 3100, Promenade II
                  1230 Peachtree Street, N.E.
                  Atlanta, Georgia  30309-3592

Each party may change its address for purposes of notices and communications, and/or copies thereof, by written notice to the other parties in conformity with the foregoing.

4. Term of Agreement. This Agreement, and all rights and obligations created hereunder, with respect to all parties hereto, shall expire at the end of the ___ day of ______________, 2004 (the second anniversary of the date first above written).

5. Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms, or were otherwise breached. Accordingly, it is agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United
     States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

6. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Georgia.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, under seal, as of the ___ day of ______________, 200__.



                                                    APPALACHIAN BANCSHARES, INC.


                                                    ----------------------------
                                              By:
                                                    ----------------------------
                                              Title:
                                                    ----------------------------
                                                    [CORPORATE SEAL]




                                              Attest:
                                                    ----------------------------
                                              By:
                                                    ----------------------------
                                              Title:
                                                    ----------------------------




                                              HOLDER
                                                    ----------------------------

                                                    ----------------------------
                                              Name:
                                                    ----------------------------


                                       3